                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549




                                     FORM 8-K (A)




                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



                           Date of Report: October 23, 1997



                              JACOR COMMUNICATIONS, INC.



                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


      0-12404                                               31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                            50 East RiverCenter Boulevard
                                      12th Floor
                                 Covington, KY 41011

                                    (606) 655-2267

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     As previously reported, in October, 1997, Citicasters Co., an indirect wholly-owned subsidiary of Jacor Communications, Inc. (the "Registrant"), signed a letter of intent to acquire the assets of 17 radio stations (the "Stations") from Nationwide Communications Inc. ("NCI") and its affiliated entities. These stations are: KDMX-FM in Dallas, Texas; KEGL-FM in Ft. Worth, Texas; KHMX-FM in Houston, Texas; KTBZ-FM in Lake Jackson, Texas; KMJZ-FM and KSGS-AM in St. Louis Park, Minnesota; KMCG-FM in Carlsbad, California; KGLQ-FM in Phoenix, Arizona; KZZP-FM in Mesa, Arizona; WPOC-FM in Baltimore, Maryland; WGAR-FM, WMJI-FM and WMMS-FM in Cleveland, Ohio; WCOL-FM, WFII-AM and WNCI-FM in Columbus, Ohio; and KXGL-FM in San Diego, California. Also, as previously reported, On December 19, 1997, Citicasters Co. and Jacor Communications Company, a wholly-owned subsidiary of the Registrant ("JCC"), entered into a definitive Agreement of Sale ("Sale Agreement") with NCI and its affiliated entities to acquire the Stations for a purchase price of approximately $620 million in cash, of which $30 million has been placed in escrow pending the closing of the Purchase.

     For more information, see the initial Form 8-K previously
filed by the Registrant relating to this transaction.   The historical
financial information and unaudited pro forma financial information relating to this transaction is contained in Item 7 hereof.

Item 5.   OTHER EVENTS

     On November 26, 1997, the Securities and Exchange Commission declared effective the omnibus shelf registration on Form S-3 (File No. 33-40127) filed by the Registrant, JCC and the Subsidiary Guarantors to register for the offer and sale of up to $500 million of certain types of equity or debt securities and the guarantees of any such debt securities. The form of indenture for any debt securities issued by JCC will require that all present and future subsidiaries of the Registrant become guarantors of any such debt securities.

     On January 21, 1998, the Registrant filed with the Securities and Exchange Commission, pursuant to Rule 424(b), (i) the definitive prospectus contained in the registration statement, (ii) a preliminary prospectus supplement relating to the offer for sale of approximately 3,800,000 shares of the Registrant's common stock, $.01 par value (including an underwriters' overallotment option to purchase up to an additional 15% of the number of shares offered), (iii) a preliminary prospectus supplement relating to the offer for sale of $100 million in aggregate principal amount of Senior Subordinated Notes due 2010 to be issued by JCC and guaranteed by the Registrant and all of its subsidiaries, and (iv) a prospectus supplement relating to the offer for sale of liquid yield option notes due 2018 with expected gross proceeds of $150 million (together with an over-allotment option to purchase up to an additional 10% of the liquid yield option notes offered). In connection with such Rule 424(b) filing, the Registrant is filing certain exhibits as part of this Form 8-K(A).

     JCC has previously completed offerings of $100 million of its 10 1/8% Senior Subordinated Notes due 2006, $170 million of its 9 3/4% Senior Subordinated Notes due 2006 and $150 million of its 8 3/4% Series B Senior Subordinated Notes due 2007 (collectively, the "Notes"). The Notes are jointly and severally, fully and unconditionally guaranteed on a senior subordinated basis by the Registrant and all subsidiaries of the Registrant (the "Subsidiary Guarantors"). The Subsidiary Guarantors and JCC are wholly owned direct or indirect subsidiaries of the Registrant. Additionally, there are no current restrictions on the ability of the Subsidiary Guarantors to make distributions to JCC, except to the extent provided by law generally. JCC's credit facility and the terms of the indentures governing the Notes do restrict the ability of JCC and of the Subsidiary Guarantors to make distributions to the Registrant.

     Separate financial statements of JCC and each of the Subsidiary Guarantors are not presented in the Registrant's periodic securities reports on Form 10-K and Form 10-Q because the Registrant believes that such information would not be material to investors. Provided below is unaudited summarized financial information with respect to the Registrant and the Subsidiary Guarantors on a combined basis for each of the quarterly periods ended March 31, June 30 and September 30, 1997 and 1996, respectively. Summarized unaudited information for JCC is for all periods noted above subsequent to June 6, 1996 (date of inception).


                                                                                (Unaudited)
                                                                            Nine Months Ended
                                                                               September 30
                                          ----------------------------------------------------------------------------------------
                                                    Jacor           |              JCC           |  Combined subsidiary Guarantors
                                          ------------------------- |  ------------------------- |  ------------------------------
                                              1997          1996    |      1997           1996   |        1997           1996
                                                                    |                            |
Net revenue                                      -            -     |         -              -   |    $  368,941     $  127,520
Equity in earnings (loss) of subsidiaries $   (5,560)    $  6,958   |  $    1,251     $    6,169 |           -              -
Operating income (loss)                      (15,601)       2,837   |       1,251          6,169 |        65,132         25,266
Income (loss) before extraordinary items      (5,412)       4,737   |       1,896          9,924 |         1,251          6,169
Net income (loss)                             (5,412)       4,737   |      (5,560)         6,958 |         1,251          6,169
                                                                    |                            |
Current assets                                 1,142          756   |      24,529         44,475 |       144,025         91,269
Non-current assets                         1,146,382      643,926   |   1,974,907      1,182,358 |     2,262,507      1,579,808
Current liabilities                            6,662        4,281   |      23,061         16,481 |        56,781         31,136
Non current liabilities                      228,429      158,290   |   1,304,473      1,029,858 |     1,437,318      1,157,830
Shareholders equity                          912,433      482,111   |     671,902        180,494 |       912,433        482,111
                                                                    |                            |
                                                                    |                            |
                                                                    |           (Unaudited)      |
                                                                    |        Six Months Ended    |
                                                                    |             June 30        |
                                         ---------------------------|----------------------------|---------------------------------
                                                    Jacor           |               JCC          |  Combined subsidiary Guarantors
                                         -------------------------- |  ------------------------- |  -------------------------------
                                             1997           1996    |       1997           1996  |         1997           1996
                                                                    |                            |
Net revenue                                      -            -     |         -              -   |    $  224,381     $   73,194
Equity in earnings (loss) of subsidiaries $   (1,406)    $  6,105   |  $   (1,527)    $    4,601 |           -              -
Operating income (loss)                       (7,795)       3,656   |      (1,527)         4,601 |        35,660         14,365
Income (loss) before extraordinary items      (3,995)       4,652   |       4,150          7,056 |        (1,527)         4,601
Net income (loss)                             (3,995)       4,652   |      (1,406)         6,105 |        (1,527)         4,601
                                                                    |                            |
Current assets                                 1,122          127   |      36,829        320,162 |       131,525         45,266
Non-current assets                         1,120,858      581,514   |   1,869,975        356,217 |     2,158,229        663,013
Current liabilities                            8,631        6,868   |      23,948          5,691 |        64,803          9,581
Non current liabilities                      221,334      119,013   |   1,204,393        593,572 |     1,332,936        242,938
Shareholders equity                          892,015      455,760   |     678,463         77,116 |       892,015        455,760
                                                                    |                            |
                                                                    |                            |
                                                                    |           (Unaudited)      |
                                                                    |        Three Months Ended  |
                                                                    |            March 31        |
                                         ---------------------------|----------------------------|---------------------------------
                                                    Jacor           |               JCC          |  Combined subsidiary Guarantors
                                         -------------------------- |  ------------------------- |  -------------------------------
                                               1997         1996    |       1997                 |         1997           1996
                                                                    |                            |
Net revenue                                      -            -     |         -                  |    $   88,828     $   30,074
Equity in earnings (loss) of subsidiaries $   (7,072)    $    867   |  $   (3,516)               |           -              -
Operating income (loss)                       (9,940)        (272)  |      (3,516)               |         8,260          3,585
Income (loss) before extraordinary items      (8,140)       1,842   |      (1,516)               |        (3,516)           867
Net income (loss)                             (8,140)         891   |      (7,072)               |        (3,516)           867
                                                                    |                            |
Current assets                                   300        4,967   |      14,438                |       101,087         34,683
Non-current assets                           822,913      322,851   |   1,469,112                |     1,791,334        318,565
Current liabilities                            4,622          387   |      24,915                |        44,459         14,214
Non current liabilities                      222,768      187,056   |   1,076,364                |     1,252,139        268,023
Shareholders equity                          595,823      140,375   |     382,271                |       595,823         71,011


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired

     Independent Auditors' Report

     Financial Statements:

     Combined Balance Sheets as of December 31, 1996 and September 30, 1997. Combined Statements of Earnings for the years ended December 31, 1995 and
          1996 and for the nine month period ended September 30, 1997.
     Combined Statements of Shareholder's Equity for the years ended December
          31, 1995 and 1996 and for the nine month period ended September 30, 1997.
     Combined Statements of Cash Flows for the years ended December 31, 1995 and
          1996 and the nine month period ended September 30, 1997.
     Notes to Combined Financial Statements.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Nationwide Mutual Insurance Company:


We have audited the accompanying combined balance sheets of Nationwide Communications as of September 30, 1997 and December 31, 1996, and the related combined statements of earnings, shareholder's equity, and cash flows for the nine months ended September 30, 1997 and each of the years in the two year period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Communications as of September 30, 1997 and December 31, 1996, and the results of their operations and their cash flows for the nine months ended September 30, 1997 and each of the years in the two year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                    KPMG Peat Marwick LLP


Columbus, Ohio
January 4, 1998

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                             Combined Balance Sheets




                                                                         September 30,       December 31,
                    Assets                                                   1997                1996
                    ------                                                   ----                ----

Current assets:
     Cash and cash equivalents                                         $    7,044,306      $   47,223,751
     Short-term investments, at amortized cost                                 -               74,990,903
     Accounts receivable, net of allowance
          for doubtful accounts of $869,468 at
          September 30, 1997 and $716,940 at December 31, 1996             21,303,195          17,573,992
     Notes receivable, current portion                                        982,820             931,278
     Deferred income taxes                                                    897,000           1,179,967
     Assets held for sale                                                  44,667,939           8,868,376
     Prepaid expenses                                                       2,057,180           1,471,765
                                                                       --------------      --------------
               Total current assets                                        76,952,440         152,240,032

Property and equipment, net                                                17,517,067           8,254,028
Broadcast licenses and other intangibles, net                             253,496,524          90,107,979
Notes receivable, excluding current portion                                 6,119,960           5,765,856
Other assets                                                                2,674,472           3,025,813
                                                                       --------------      --------------
               Total assets                                            $  356,760,463      $  259,393,708
                                                                       --------------      --------------
                                                                       --------------      --------------
               Liabilities and Shareholder's Equity
               ------------------------------------
Current liabilities:
     Accounts payable                                                  $    2,256,583      $    1,166,614
     Accrued compensation and benefits                                      2,190,967           2,506,395
     Accrued expenses and other current liabilities                         1,389,985           1,403,751
     Accrued interest                                                       1,179,516             200,278
     Accrued professional fees                                                932,083             641,882
     Accrued property and sales tax                                           214,776             359,005
     Income taxes payable                                                   2,721,629           1,968,891
                                                                       --------------      --------------
               Total current liabilities                                   10,885,539           8,246,816
                                                                       --------------      --------------
Long-term debt                                                             92,500,000          40,500,000
Deferred compensation                                                       2,513,139           2,098,705
Accrued retirement benefits                                                 2,909,169           2,892,414
Deferred income taxes                                                      16,283,000           1,172,512
                                                                       --------------      --------------
               Total liabilities                                          125,090,847          54,910,447
                                                                       --------------      --------------
Shareholder's equity:
     4% noncumulative preferred stock of $50
     par value per share; redeemable at par.  Authorized,
     issued, and outstanding 20,000 shares                                  1,000,000           1,000,000

     Common stock, without par value.  Authorized
          15,000 shares; issued and outstanding
          14,750 shares at stated value                                        14,750              14,750
     Additional paid-in capital                                            11,495,250          11,495,250
     Contributed capital for combined radio station                        22,500,000          22,500,000
     Retained earnings                                                    196,659,616         169,473,261
                                                                       --------------      --------------
               Total shareholder's equity                                 231,669,616         204,483,261
                                                                       --------------      --------------
               Total liabilities and shareholder's equity              $  356,760,463      $  259,393,708
                                                                       --------------      --------------
                                                                       --------------      --------------

See accompanying notes to combined financial statements.

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                         Combined Statements of Earnings



                                                                                     Years ended
                                                       Nine months ended             December 31,
                                                         September 30,      ------------------------------
                                                              1997              1996              1995
                                                              ----              ----              ----
Broadcast revenues                                     $    82,015,129     $  85,276,016     $  73,217,793
Less agency commissions                                     10,865,664        11,516,477        10,181,081
                                                       ---------------      ------------      ------------
          Net revenues                                      71,149,465       73,759,539        63,036,712

Broadcast operating expenses                                61,716,538       58,596,364        45,469,057
Depreciation and amortization                                6,948,264        7,356,348         5,603,704
Corporate general and administrative expenses                2,657,117        3,282,159         3,461,354
                                                       ---------------     ------------      ------------
          Operating (loss) income                             (172,454)       4,524,668         8,502,597
                                                       ---------------     ------------      ------------

Interest income                                              1,488,447        7,256,973         9,562,334
Interest expense                                            (4,540,479)      (2,883,337)       (3,134,887)
Gain on sale of radio stations and other properties         44,131,624        5,947,951         5,126,403
Other expense, net                                             (55,892)        (484,901)         (128,874)
                                                       ---------------     ------------      ------------
          Nonoperating income, net                          41,023,700        9,836,686        11,424,976
                                                       ---------------     ------------      ------------
          Income before taxes                               40,851,246       14,361,354        19,927,573
Income tax expense                                          13,664,891        5,309,885         7,072,231
                                                       ---------------     ------------      ------------
          Net income                                   $    27,186,355     $  9,051,469      $ 12,855,342
                                                       ---------------     ------------      ------------
                                                       ---------------     ------------      ------------

See accompanying notes to combined financial statements.

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                   Combined Statements of Shareholder's Equity





                           4% noncumulative                                         Contributed
                            preferred stock        Common stock       Additional     capital for                        Total
                          -------------------    -----------------      paid in       combined        Retained      shareholder's
                          Shares     Amount      Shares    Amount       capital     radio station     earnings          equity
                          ------     ------      ------    -------      -------     -------------     --------          ------
Balances at December
     31, 1994             20,000  $ 1,000,000    14,750   $ 14,750   $ 11,495,250   $      -        $ 147,646,450   $ 160,156,450
Dividends paid--
     preferred stock        -            -         -          -            -               -              (40,000)        (40,000)
Net income                  -            -         -          -            -               -           12,855,342      12,855,342
                          ------  -----------    ------   --------   ------------   -------------   -------------   -------------
Balances at December
     31, 1995             20,000    1,000,000    14,750     14,750     11,495,250          -          160,461,792     172,971,792
Dividends paid--
     preferred stock        -            -         -          -            -               -              (40,000)        (40,000)
Contributed capital
     for combined radio
     station                -            -         -          -            -           22,500,000           -          22,500,000
Net income                  -            -         -          -            -               -            9,051,469       9,051,469
                          ------  -----------    ------   --------   ------------   -------------   -------------   -------------
Balances at December
     31, 1996             20,000    1,000,000    14,750     14,750     11,495,250      22,500,000     169,473,261     204,483,261
Net income                  -            -         -          -            -               -           27,186,355      27,186,355
                          ------  -----------    ------   --------   ------------   -------------   -------------   -------------
Balances at September
     30, 1997             20,000  $ 1,000,000    14,750   $ 14,750   $ 11,495,250   $  22,500,000   $ 196,659,616   $ 231,669,616
                          ------  -----------    ------   --------   ------------   -------------   -------------   -------------
                          ------  -----------    ------   --------   ------------   -------------   -------------   -------------



See accompanying notes to combined financial statements.

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                        Combined Statements of Cash Flows


                                                                                                      Years ended
                                                                           Nine months ended          December 31,
                                                                              September 30,   --------------------------
                                                                                  1997             1996          1995
                                                                                  ----             ----          ----
Cash flows from operating activities:
   Net income                                                                $  27,186,355   $  9,051,469   $ 12,855,342
   Adjustments to reconcile net income to net
      cash provided (used) by operating activities:
         Depreciation and amortization                                           6,948,264      7,356,348      5,603,704
         Loss on sale of property and equipment                                     18,724        100,995         28,310
         Net gain on sale of radio stations and cable system                   (44,131,624)    (5,947,951)    (5,126,403)
         Provision for doubtful accounts receivable                                152,528        273,526        106,579
         Deferred income taxes                                                  15,393,455     (1,936,915)      (403,088)
         Changes in assets and liabilities, net of effects
            of acquisitions and disposals:
               Accounts receivable                                              (3,881,731)    (2,181,725)    (2,345,109)
               Prepaid expenses and other assets                                (1,232,034)    (2,524,774)    (1,403,917)
               Accounts payable                                                   (250,031)       383,037       (660,744)
               Accrued expenses and other liabilities                            1,032,472      1,536,048       (316,643)
               Income taxes payable                                                752,738        912,525    (44,877,594)
                                                                             -------------   ------------   ------------
                    Net cash provided (used) by operating activities             1,989,116      7,022,583    (36,539,563)
                                                                             -------------   ------------   ------------

Cash flows from investing activities:
   Acquisition of radio stations                                              (166,294,524)   (23,349,989)         -
   Proceeds from sale of radio stations and cable system                         2,600,000     10,558,450     15,500,000
   Proceeds from collection of notes receivable                                      -          4,000,000      4,012,942
   Additions to property and equipment                                          (5,048,866)    (2,965,878)    (2,977,258)
   Proceeds from sale of property and equipment                                     49,829        177,717         15,363
   Proceeds from maturity of investments                                        75,000,000      5,085,480     19,917,096
                                                                             -------------   ------------   ------------
                    Net cash (used) provided by investing activities           (93,693,561)    (6,494,220)    36,468,143
                                                                             -------------   ------------   ------------

Cash flows from financing activities:
   Debt issuance costs paid                                                       (475,000)         -           (281,877)
   Borrowings under long-term debt                                              98,000,000          -          1,702,940
   Repayments of long-term debt                                                (46,000,000)         -               -
   Dividends paid                                                                    -            (40,000)       (40,000)
                                                                             -------------   ------------   ------------
                    Net cash provided (used) by financing activities            51,525,000        (40,000)     1,381,063
                                                                             -------------   ------------   ------------
                    Net (decrease) increase in cash and cash
                       equivalents                                             (40,179,445)       488,363      1,309,643
                    Cash and cash equivalents at beginning of period            47,223,751     46,735,388     45,425,745
                                                                             -------------   ------------   ------------
                    Cash and cash equivalents at end of period               $   7,044,306   $ 47,223,751   $ 46,735,388
                                                                             -------------   ------------   ------------
                                                                             -------------   ------------   ------------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Net cash paid (refunds received) for income taxes                         $  (2,481,301)  $  6,334,674   $ 52,352,913
                                                                             -------------   ------------   ------------
                                                                             -------------   ------------   ------------
   Cash paid for interest                                                    $   3,309,071   $  2,831,913   $  2,727,060
                                                                             -------------   ------------   ------------
                                                                             -------------   ------------   ------------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
   Fair value of assets exchanged                                            $  53,000,000          -              -
                                                                             -------------   ------------   ------------
                                                                             -------------   ------------   ------------
   Assets acquired from capital contribution from affiliated company                 -       $ 22,500,000          -
                                                                             -------------   ------------   ------------
                                                                             -------------   ------------   ------------

See accompanying notes to combined financial statements.

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                     Notes to Combined Financial Statements

                September 30, 1997 and December 31, 1996 and 1995



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  DESCRIPTION OF BUSINESS

          Nationwide Communications (the Company) reflects the broadcast operations of Nationwide Mutual Insurance Company (the Parent). These operations include commercial radio stations in various geographic regions across the United States, primarily in the top twenty-five radio revenue markets.

     (b)  BASIS OF PRESENTATION

          The combined financial statements include the accounts related to the operation of the Parent's commercial radio stations. The majority of these operations are in Nationwide Communications, Inc. (NCI), a wholly owned subsidiary of the Parent. The Company's financial statements also include the results of operations of KXGL-FM, a station owned by an affiliated company (San Diego Lotus Corporation) controlled by the Parent, as the station is operated and controlled by the Company under a time brokerage agreement. Due to related ownership and control of the station, all significant accounts related to the station have been combined with NCI's financial statements for financial reporting purposes.

     (c)  CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash with the Parent, money market funds and cash in banks. Cash with the Parent is invested in various financial instruments and is available upon demand to the Company.

     (d)  REVENUE RECOGNITION

          Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized when the commercial announcements are broadcast.

          Fees received or paid pursuant to various time brokerage agreements are recognized as revenue or expense, respectively, in accordance with the terms of the agreements.

     (e)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Depreciation of equipment is computed using an accelerated method. The Company uses the straight-line method for all buildings and leasehold improvements. The useful lives of property and equipment are as follows:


               Building and improvements      31.5 years
               Leasehold improvements         31.5 years
               Equipment                     3 to 20 years


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995



     (f)  INTANGIBLE ASSETS

          Intangible assets consist primarily of broadcast licenses.  The
               Company amortizes intangible assets using the straight-line method over the estimated useful lives ranging from 5 to 40 years. The carrying value of intangible assets is reviewed by the Company when events or circumstances suggest that the recoverability of an asset may be impaired. If this review indicates that goodwill and licenses will not be recoverable, as determined based on the undiscounted cash flows of the station over the remaining amortization period, the carrying value of the intangible assets will be reduced accordingly.

     (g)  MARKETABLE SECURITIES

          All marketable debt securities are classified as held to maturity as the Company has the ability and it is management's intent to hold them until maturity. In accordance with SFAS No. 115, marketable securities held to maturity are stated at amortized cost. All marketable securities matured during 1997.

     (h)  INCOME TAXES

          The Company files a consolidated federal income tax return with the Parent. The Company calculates income taxes on a separate company basis in accordance with a tax sharing agreement with the Parent.

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the change occurred.

     (i)  PENSION AND OTHER POSTRETIREMENT PLANS

          The Company participates in a multiemployer defined benefit pension plan and a multiemployer life and health care plan covering substantially all employees achieving certain levels of service. The cost of these programs is being funded currently.

          The Company also participates in two multiemployer supplemental nonqualified defined benefit plans. The net periodic costs are recognized as employees render the services necessary to earn the retirement benefits.

     (j)  USE OF ESTIMATES

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995


(2)  ACQUISITIONS AND DISPOSITIONS

     (a)  COMPLETED TRANSACTIONS

          In January 1995, the Company sold the assets of its cable system in Houston for cash of $15 million and an unsecured note for $6 million due January 2001. This note was discounted to $3,474,341 using an effective interest rate of 8.5%. A pretax gain of $4.9 million was recorded on this sale.

          In April 1996, the Company entered into an agreement to exchange the assets of WOMX-FM in Orlando and $43.5 million for the assets of WMJI-FM and WMMS-FM in Cleveland. Pending the completion of the exchange, the Company entered into a time brokerage agreement which allowed the Company to operate WMJI-FM and WMMS-FM (and relinquish day to day operations of WOMX-FM) from July 1996 to the February 1997 closing. The assets of WOMX-FM totaling $2,742,696 are classified as "Assets held for sale" on the December 31, 1996 balance sheet. The transaction was completed in February 1997. The Company recorded a pre-tax gain on the exchange of approximately $23 million.

          In May 1996, the Company acquired the common stock of San Diego Lotus
               Corporation for $23 million with the purpose of simultaneously transferring the stock to an affiliated company for $23 million. Governmental restrictions delayed the actual transfer of the stock to the affiliated company until September 1996. Simultaneously with the transfer, the Company entered into a time brokerage agreement for $1.125 million per year which allows the Company to operate KFSD-FM. KFSD-FM call letters were changed to KXGL-FM in 1997. All significant accounts related to KXGL-FM have been combined in the accompanying financial statements.

          In June 1996, the Company purchased the assets of KMJZ-FM and KSGS-AM in Minneapolis for $22 million.

          In June 1996, the Company entered into an agreement to exchange the assets of KISW-FM in Seattle and $12.5 million for the assets of KTBZ-FM in Houston. Pending the completion of the exchange, the Company entered into a time brokerage agreement which allowed the Company to operate KTBZ-FM (and relinquish day to day operations of KISW-FM) from June 1996 to the May 1997 closing. The assets of KISW-FM totaling $6,125,680 are classified as "Assets held for sale" on the December 31, 1996 balance sheet. The transaction was completed in May 1997. The Company recorded a pre-tax gain on the exchange of approximately $21 million.

          In July 1996, the Company sold the assets of KLUC-FM and KXNO-AM in Las Vegas for $10.6 million. A pretax gain of approximately $5.9 million was recorded on the sale.


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995


          In September 1996, the Company entered into an agreement to purchase the assets of KUPR-FM and KCEO-AM San Diego for $32 million. The transaction was completed in April 1997. Pending the completion of this acquisition, the Company entered into a time brokerage agreement which allowed the Company to operate KUPR-FM and KCEO-AM. The Company sold KCEO-AM in June 1997 for $2.6 million. No gain or loss was realized on the sale. KUPR-FM's call letters were changed to KMCG-FM in 1997.

          In February 1997, the Company entered into an agreement to purchase the assets of KHTC-FM in Phoenix for $34 million. The transaction was completed in June 1997. Pending the completion of this acquisition, the Company entered into a time brokerage agreement which allowed the Company to operate KHTC-FM from March 1, 1997 through the completion of the transaction. KHTC-FM's call letters were changed in 1997 to KGLQ-FM.

          The acquisitions completed in 1997 and 1996 have been accounted for by the purchase method of accounting. The purchase price has been allocated to the assets acquired based on their fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of the net tangible assets acquired has been recorded as broadcast licenses. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisitions.

          Assuming each of the above acquisitions and dispositions had taken place at the beginning of 1996 and removing the effects of all gains and losses from these transactions, unaudited pro forma combined results of operations would have been as follows:


                                        Pro forma (unaudited)
                                 ----------------------------------
                                 Nine months ended      Year ended
                                   September 30,       December 31,
                                        1997              1996
                                        ----              ----

               Net revenue         $  71,712,497       86,818,631
               Net income (loss)      (3,976,192)      (2,981,098)


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995


     (b)  PENDING AS OF SEPTEMBER 30, 1997

          In August 1996, the Company entered into an agreement to purchase the assets of KGB-FM and KPOP-AM in San Diego for $44.2 million. The Company then signed agreements to exchange KGB-FM and KPOP-AM in San Diego for KSLX-FM and KSLX-AM in Phoenix and, following that closing, exchange the Phoenix stations for KEGL-FM in Dallas.
               The acquisition of the San Diego stations was completed in January 1997. The Company operated KGB-FM and KPOP-AM under a time brokerage agreement from August 1996 to the January 1997 closing. In April 1997, the exchange of the San Diego and Phoenix stations was completed. The Phoenix-Dallas exchange is pending FCC approval of the renewal of the KEGL-FM license. In the meantime, the Company has entered into a time brokerage agreement which allows the Company to operate KEGL-FM (and relinquish day to day operations of the Phoenix stations). The assets of the Phoenix stations totaling $44,667,939 are classified as "Assets held for Sale" on the September 30, 1997 balance sheet. The Company does not anticipate recognizing a gain on this transaction.

          After the completion of these transactions, the Company will own and/or operate the following stations:


                         Station        Location
                         -------        --------

                         KDMX-FM        Dallas, Texas
                         KEGL-FM

                         KHMX-FM        Houston, Texas
                         KTBZ-FM

                         KMJZ-FM        Minneapolis, Minnesota
                         KSGS-AM

                         KXGL-FM        San Diego, California
                         KMCG-FM

                         KZZP-FM        Phoenix, Arizona
                         KGLQ-FM

                         WPOC-FM        Baltimore, Maryland

                         WMJI-FM        Cleveland, Ohio
                         WMMS-FM
                         WGAR-FM


                         WNCI-FM        Columbus, Ohio
                         WCOL-FM
                         WFII-AM

                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995



     (c)  TIME BROKERAGE AGREEMENT FEES

          The Company has included $1,731,000 and $634,000 of time brokerage agreement revenue in gross broadcast revenues for the periods ended September 30, 1997 and December 31, 1996, respectively. Broadcast operating expenses include $4,218,000 and $4,942,000 of time brokerage agreement expense for the periods ended September 30, 1997 and December 31, 1996, respectively. There were no time brokerage agreements in 1995.


(3)  NOTES RECEIVABLE

     A summary of notes receivable follows:

                                                September 30,   December 31,
                                                    1997           1996
                                                    ----           ----

     $6 million note receivable net
          of discounts of $1,679,897 and
          $1,936,407 at September 30, 1997
          and December 31, 1996, respectively;
          due January 2001 discounted at 8.5%   $  4,320,103     4,063,593

     $5 million note receivable net of
          discounts of $217,323 and $366,459
          at September 30, 1997 and December
          31, 1996, respectively; $1 million
          installments due November 1995 to
          1999; discounted at 8%                   2,782,677     2,633,541
                                                   ---------     ---------
                                                   7,102,780     6,697,134
               Less current portion                 (982,820)     (931,278)
                                                   ---------     ---------
                                                 $ 6,119,960     5,765,856
                                                   ---------     ---------
                                                   ---------     ---------

(4)  PROPERTY AND EQUIPMENT

     A summary of property and equipment follows:

                                                September 30,   December 31,
                                                     1997           1996
                                                     ----           ----

          Land                                    $  597,111        471,462
          Building and improvements                1,029,072        806,475
          Leasehold improvements                   1,965,855      1,264,883
          Equipment                               20,956,133     13,728,965
          Construction in process                  2,974,208        669,684
                                                  ----------     ----------
                                                  27,522,379     16,941,469
          Accumulated depreciation               (10,005,312)    (8,687,441)
                                                  ----------     ----------
               Net property and equipment      $  17,517,067      8,254,028
                                                  ----------     ----------
                                                  ----------     ----------

     Depreciation expense was $1,966,702, $2,184,554, and $1,673,843 for the nine month period ended September 30, 1997 and for the years ended December 31, 1996 and 1995, respectively.

                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995



(5)  BROADCAST LICENSES AND OTHER INTANGIBLES

     Intangible assets consist of the following:

                                                    September 30,   December 31,
                                     Useful life        1997            1996
                                     -----------        ----            ----

          Broadcast licenses           40 Years    $  217,348,705    48,978,599
          Broadcast licenses          15-25 Years      56,035,276    56,035,276
          Other intangibles           5-20 Years        5,993,898     5,993,898
                                                   --------------   -----------
                                                      279,377,879   111,007,773
          Accumulated amortization                    (25,881,355)  (20,899,794)
                                                   --------------   -----------
               Net intangible assets               $  253,496,524    90,107,979
                                                   --------------   -----------
                                                   --------------   -----------

     Amortization expense was $4,981,562, $5,171,794, and $3,929,861 for the nine month period ended September 30, 1997 and for the years ended December 31, 1996 and 1995, respectively.

(6)  LONG-TERM DEBT

     A summary of long-term debt follows:

                                                     September 30,  December 31,
                                                         1997           1996
                                                         ----           ----
     Notes payable to banks under Credit
          Agreement (7.813% to 8.125% at
          September 30, 1997 and 6.625% at December
          31, 1996); notes mature March 31, 2004      $92,000,000    40,000,000

     Note payable to bank, variable interest
          rate based on prime (8.5% at September 30,
          1997 and December 31, 1996); principal due
          December 31, 2001                               500,000       500,000
                                                      -----------    ----------
               Total debt                             $92,500,000    40,500,000
                                                      -----------    ----------
                                                      -----------    ----------

     In April 1997, the Company entered into a new facility (Credit Agreement).
          The Credit Agreement is with a syndicate of banks and has a capacity of $105 million. Borrowings under the Credit Agreement bear interest at rates that fluctuate with a bank base rate and/or the Eurodollar. The unused portion of the Credit Agreement carries a commitment fee of 0.5%.

     The Credit Agreement contains various covenants including restrictions on additional indebtedness, liens on property, investments, dividends and mergers or acquisitions. The Credit Agreement also requires that the Company meet certain financial ratios including a leverage ratio, an interest coverage ratio and a free cash flow ratio. The Company was in compliance with all restrictive covenants as of September 30, 1997.

     The weighted average interest rate of borrowings outstanding at September
          30, 1997 is 7.98%.


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995



     Aggregate maturities of long-term debt for the next five years and thereafter are as follows:


        1998 and 1999            $        -
        2000                         2,000,000
        2001                        10,500,000
        2002                        20,000,000
        2003 and thereafter         60,000,000
                                    ----------
                                 $  92,500,000
                                    ----------
                                    ----------


     NCI is required under terms of its Credit Agreement to obtain interest rate protection of 50% of the commitment amount ($52.5 million). During 1997, the Company entered into five-year interest rate swap agreements in order to obtain the required protection. Under the swap agreements, the Company receives a floating rate based on LIBOR, as determined at three month intervals, on a total notional amount of $55,000,000 and pays fixed rates ranging from 5.90% to 5.99%. The swaps effectively change a portion of the Company's interest rate exposure from a variable rate to a fixed rate. Net, off balance-sheet, fair value of the swaps at September 30, 1997 was approximately $271,000 based on the quoted market prices as provided by the financial institutions which are the counterparties to the swap.

(7)  INCOME TAXES

     A summary of income tax expense follows:

                                 Federal          State            Total
                                 -------          -----            -----
     September 30, 1997:
          Current            $  (1,675,000)       (53,564)       (1,728,564)
          Deferred              15,544,327       (150,872)       15,393,455
                             -------------      ---------        ----------
                             $  13,869,327       (204,436)       13,664,891
                             -------------      ---------        ----------
                             -------------      ---------        ----------

     December 31, 1996:
          Current            $   6,191,800      1,055,000         7,246,800
          Deferred              (1,623,915)      (313,000)       (1,936,915)
                             -------------      ---------        ----------
                             $   4,567,885        742,000         5,309,885
                             -------------      ---------        ----------
                             -------------      ---------        ----------

          December 31, 1995:
          Current                6,900,000        575,319         7,475,319
          Deferred                (216,788)      (186,300)         (403,088)
                             -------------      ---------        ----------
                             $   6,683,212        389,019         7,072,231
                             -------------      ---------        ----------
                             -------------      ---------        ----------


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995



     The actual expense differs from the expected expense as follows:


                                                                                        Years ended
                                                       Nine months ended                December 31,
                                                          September 30,          -------------------------
                                                              1997                  1996           1995
                                                              ----                  ----           ----
          Expected tax expense computed at 35%           $  14,297,936           5,026,474      6,974,651
          State income tax expense (benefit),
               net of federal tax benefit                     (185,689)            482,300        252,863
          Amortization of intangibles                           48,236              70,741        106,329
          Gain on sale of nonamortizable intangibles          (901,627)           (411,584)      (172,581)
          Other, net                                           406,035             141,954        (89,031)
                                                         -------------           ---------      ---------
                                                         $  13,664,891           5,309,885      7,072,231
                                                         -------------           ---------      ---------
                                                         -------------           ---------      ---------


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:


                                                     September 30,  December 31,
                                                         1997           1996
                                                         ----           ----

     Deferred tax assets:
          Accounts receivable                        $    304,314      301,115
          Accrued expenses                                  7,000      145,846
          Accrued income taxes                            698,814      790,117
          Deferred compensation                           879,599      881,456
          Accrued retirement benefits                   1,018,209    1,214,814
                                                        ---------    ---------
                    Total gross deferred tax asset      2,907,936    3,332,688
                                                        ---------    ---------

     Deferred tax liabilities:
          Investments and other assets                   (181,746)    (168,216)
          Property and equipment                         (137,447)    (382,383)
          Intangibles                                 (17,861,614)  (2,718,183)
          Prepaid expenses and other assets              (113,129)     (56,451)
                                                      -----------   ----------
                    Total gross deferred tax
                         liabilities                  (18,293,936)  (3,325,233)
                                                      -----------   ----------
                    Net deferred tax assets
                         (liabilities)              $ (15,386,000)       7,455
                                                      -----------   ----------
                                                      -----------   ----------

     The Company believes the existing deductible temporary differences will reverse during periods in which the Company generates net taxable earnings. The Company has considered the above factors in concluding that it is more likely than not that the Company will realize the benefits of existing deferred tax assets.

     The IRS has begun an examination of the Parent's consolidated 1993, 1994 and 1995 federal income tax returns. The outcome of this examination is not presently determinable; however, in the opinion of management, the effects, if any, of this examination are not expected to be material to the Company's combined financial statements.


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995



(8)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value for cash, short-term investments, accounts receivable, the current portion of notes receivable and current liabilities approximates their respective fair values because of the short maturity of these instruments. The fair value of notes receivable ($6,119,960 at September 30, 1997 excluding the current portion) is calculated by discounting scheduled cash flows through maturity using the current rates. The carrying value for these notes at September 30, 1997 and December 31, 1996 approximated fair value at that date. The carrying value of long-term debt approximates fair value since the interest rate varies periodically with market interest rates. Net, off balance-sheet, fair value of the interest rate swaps at September 30, 1997 was approximately $271,000 based on the quoted market prices as provided by the financial institutions which are the counterparties to the swap.

(9)  PENSION PLANS

     The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least 1,000 hours of service within a twelve month period and who have met certain age requirements. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. The Company funds pension costs accrued for all employees as directed by the Parent.

     Effective January 1, 1995, the plan was amended to provide enhanced benefits for participants who met certain eligibility requirements and elected early retirement no later than March 15, 1995. The entire cost of the enhanced benefit was borne by the Parent and certain of its property and casualty insurance company affiliates.

     Pension cost (benefits) charged to operations by the Company during the nine months ended September 30, 1997 and during the years ended December 31, 1996 and 1995 were ($359,000), ($519,000), and $151,000, respectively.

     The Company's net prepaid (accrued) pension expense as of September 30, 1997 and December 31, 1996 was $134,000 and $(213,000), respectively.
          Accrued pension expense at December 31, 1996 is included in accrued expenses and other current liabilities.

     The Company also participates, together with certain affiliated companies, in two nonqualified unfunded defined-benefit pension plans covering directors and certain key executives. The Company's pension expense for these plans was $347,000, $413,000 and $542,000 for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995, respectively. Accrued post retirement expense for these plans is $2,909,169 and $2,892,414 at September 30, 1997 and December 31, 1996, respectively.


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995



(10) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     In addition to the defined benefit pension plan, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of Nationwide Life Insurance Company.

     The Company had prepaid accrued postretirement benefits as of September 30, 1997 and December 31, 1996 of $189,000 and $134,000, respectively.
          The net periodic postretirement cost (benefit) for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995 was ($55,000), $13,000 and ($128,000), respectively.

(11) SAVINGS PLAN

     The Company is a participant in the Nationwide Insurance Enterprise 401(k) savings plan which covers substantially all employees. Employee contributions to the plan are matched by the Company at the rate of 70% of the first 2% of pay and 40% of the next 4% of pay contributed to the plan. The Company's contribution expense for the plan for the nine months ended September 30, 1997 and for the years ended
          December 31, 1996 and 1995 were approximately $263,000, $284,000 and $328,000, respectively.

(12) COMMITMENTS AND CONTINGENCIES

     (a)  LEASES

          The Company has operating leases for certain land and facilities used in their operations with initial or remaining lease terms in excess of one year. Future minimum lease payments under these leases as of September 30, 1997 are:


          Three months ending December 31, 1997        $    1,027,657
            Years ended:
               1998                                         3,367,298
               1999                                         3,207,915
               2000                                         3,139,186
               2001                                         2,739,192
               2002 and years ended thereafter              8,614,179
                                                            ---------
                         Total minimum lease payments  $    22,095,427
                                                            ----------
                                                            ----------


                                                                     (Continued)

                            NATIONWIDE COMMUNICATIONS
          (Broadcast Operations of Nationwide Mutual Insurance Company)

                Notes to Combined Financial Statements, Continued

                September 30, 1997 and December 31, 1996 and 1995



          Total rent expense was $2,530,206, $1,769,657 and $1,629,567 for the period ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

     (b)  LEGAL PROCEEDINGS

          The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.


(13) SUBSEQUENT EVENTS

     On December 19, 1997, the Company signed an agreement with Citicasters Co., a wholly owned subsidiary of Jacor Communications, Inc., to sell substantially all of the radio station assets (exclusive of cash, cash equivalents, accounts receivable and notes receivable) for $591 million. In the same agreement, Jacor also agreed to purchase the radio station assets of San Diego Lotus Corporation, an affiliate of the Company, for $29 million. These transactions are expected to be finalized in the second quarter of 1998.

     In December 1997, all employees, assets and liabilities of NCI were transferred to the Parent.

     As part of the liquidation, the Company paid off its existing long-term debt and canceled its related swap agreements with the proceeds from borrowings from the Parent in December 1997. In connection with the extinguishment, the Company anticipates recognizing an extraordinary loss of approximately $800,000 which includes loss on the extinguishment of debt and early termination fees related to the interest rate swaps.

     (b)  Unaudited Pro Forma Financial Information

     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and the nine month period ended September 30, 1997.
     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September
          30, 1997.
     Notes to Unaudited Pro Forma Financial Information.

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information is based on the historical financial statements of Jacor and Nationwide and has been prepared to illustrate the effects of the acquisitions described below and the related financing transactions.

     The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30,1997 and the year ended December 31, 1996 give effect to each of the following transactions as if such transactions had been completed January 1, 1996: (i) the Nationwide Acquisition, and (ii) other 1996 and 1997 Jacor acquisitions previously described in the Company's quarterly reports on Form 10-Q and current reports on Form 8-K. The pro forma condensed consolidated balance sheet as of September 30, 1997 has been prepared as if the Nationwide Acquisition and the other acquisitions pending as of September 30, 1997 and any other transaction consummated after September 30, 1997, had occurred on September 30, 1997.

     The pending transactions will be accounted for using the purchase method of accounting. The total purchase costs of the pending transactions will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Unaudited Pro Forma Financial Information is preliminary. The final allocation of the purchase price will be contingent upon the receipt of final appraisals of the acquired assets and notes thereto. The Unaudited Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

     The Unaudited Pro Forma Financial Information should be read in conjunction with Jacor's Consolidated Financial Statements and notes thereto contained in Jacor's Form 10-K for the year ended December 31, 1996 and Nationwide's Combined Financial Statements and notes thereto included in this Form 8-K(A).

JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)



LMA Date                                                    Year Ended December 31, 1996
Closing Date                           -------------------------------------------------------------
                                                            Other            Jacor
                                                        Acquisition          Other
                                        Historical       Pro Forma       Acquisitions     Historical
                                          Jacor         Adjustments        Pro Forma      Nationwide
                                       -----------     ------------       -----------    -----------

Net revenue                               $223,761         $335,209 (a)      $558,970        $73,760
Broadcast operating expenses               151,065          235,630 (a)       386,695         58,596
Depreciation and amortization               23,404           79,870 (a)       103,274          7,356
Corporate general and
    administrative expenses                  7,629            1,479 (a)         9,108          3,282
Special bonuses                              2,303               -              2,303
                                       -----------     ------------       -----------    -----------
    Operating income                        39,360           18,230            57,590          4,526

Interest expense, net                      (32,244)         (51,467)(b)       (83,711)         4,373
Gain on sale of radio stations               2,539              -               2,539          5,948
Other income (expense), net                  5,716            1,073 (c)         6,769           (485)
                                       -----------     ------------       -----------    -----------
  Income (loss) before
    income taxes and
    extraordinary items                     15,371          (32,164)          (16,793)        14,362
                                       -----------     ------------       -----------    -----------
Income tax (expense) benefit                (7,300)          11,528 (d)         4,228         (5,310)
                                       -----------     ------------       -----------    -----------
  Income (loss) before
    extraordinary items                     $8,071         ($20,636)         ($12,565)        $9,052
                                       -----------     ------------       -----------    -----------
                                       -----------     ------------       -----------    -----------

  Income (loss) per common share             $0.30

Number of common shares
  used in per share
  computations                              26,830



                                        Nationwide      Acquisition          Total
                                         Pro Forma       Pro Forma         Combined
                                       Adjustments      Adjustments        Pro Forma
                                       -----------      -----------       -----------

Net revenue                                $13,059 (e)       (4,014)(h)      $641,775
Broadcast operating expenses                 8,739 (e)      (14,630)(h)       439,400
Depreciation and amortization                4,306 (e)        4,559 (i)       119,495
Corporate general and
    administrative expenses                                  (3,282)(h)         9,108
Special bonuses                                                                 2,303
                                       -----------     ------------       -----------

    Operating income                            14            9,339            71,469

Interest expense, net                      (13,401)(e)      (15,371)(j)      (108,110)
Gain on sale of radio stations              (6,203)(f)                          2,284
Other income (expense), net                                                     6,304
                                       -----------     ------------       -----------

  Income (loss) before
    income taxes and
    extraordinary items                    (19,590)          (6,032)          (28,053)
                                       -----------     ------------       -----------
Income tax (expense) benefit                 7,559 (g)        2,413 (k)         8,890
                                       -----------     ------------       -----------
  Income (loss) before
    extraordinary items                   ($12,031)         ($3,619)         ($19,163)
                                       -----------     ------------       -----------
                                       -----------     ------------       -----------

  Income (loss) per common share
    before extraordinary items                                                 ($0.39)

Number of common shares
  used in per share
  computations                                                                 49,564(r)


                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                          ---------------------------------------------------------------------
                                                                           OTHER          JACOR
                                                                        ACQUISITIONS      OTHER                    NATIONWIDE
                                                          HISTORICAL     PRO FORMA     ACQUISITIONS  HISTORICAL     PRO FORMA
                                                             JACOR      ADJUSTMENTS     PRO FORMA    NATIONWIDE    ADJUSTMENTS
                                                          -----------  --------------  ------------  -----------  ------------
Net revenue.............................................   $ 368,941    $  70,972 (a)   $  439,913    $  71,149   $      565 (e)
Broadcast operating expenses............................     251,513       47,524 (a)      299,037       61,717       (1,699)(e)
Depreciation and amortization...........................      53,097       23,363 (a)       76,460        6,948        1,812 (e)
Corporate general and administrative expenses...........       9,240                         9,240        2,657
                                                          -----------     -------      ------------  -----------  ----------
    Operating income (loss).............................      55,091           85           55,176          (173)        452
Interest expense........................................     (57,348)      (7,677)(b)      (65,025)       (3,052)     (3,197)(e)
Gain on sale of radio stations and other assets.........      10,801                        10,801        44,132     (44,132)(f)
Other income (expense), net.............................                      298 (c)          298           (56)
                                                          -----------     -------      ------------  -----------  ----------
    Income (loss) before income taxes and extraordinary
      items.............................................       8,544       (7,294)           1,250        40,851     (46,877)
                                                          -----------     -------      ------------  -----------  ----------
Income tax (expense) benefit............................      (6,500)       3,825 (d)        (2,675)     (13,665)     15,714 (g)
                                                          -----------     -------      ------------  -----------  ----------
    Income (loss) before extraordinary items............  $    2,044   $   (3,469)     $     (1,425)  $   27,186  $  (31,163)
                                                          -----------     -------      ------------  -----------  ----------
                                                          -----------     -------      ------------  -----------  ----------
    Income (loss) per common share before
      extraordinary items ..............................  $     0.05
                                                          -----------
                                                          -----------
Number of common shares used in per share computations..      41,647
                                                          -----------
                                                          -----------



                                                           ACQUISITION          TOTAL
                                                            PRO FORMA         COMBINED
                                                           ADJUSTMENTS        PRO FORMA
                                                          -------------     -------------
Net revenue.............................................  $     (2,176)(h)   $    509,451
Broadcast operating expenses............................       (15,946)(h)        343,109
Depreciation and amortization...........................         3,406 (i)         88,625
Corporate general and administrative expenses...........        (2,657)(h)          9,240
                                                          ------------       ------------
    Operating income (loss).............................        13,021             68,476
Interest expense........................................       (12,051)(j)        (83,325)
Gain on sale of radio stations and other assets.........                           10,801
Other income (expense), net.............................                              242
                                                          ------------       ------------
    Income (loss) before income taxes and extraordinary
      items.............................................           970             (3,806)
                                                          ------------       ------------
Income tax (expense) benefit............................          (388)(k)         (1,014)
                                                          ------------       ------------
    Income (loss) before extraordinary items............  $        582       $     (4,820)
                                                          ------------       ------------
                                                          ------------       ------------
    Income (loss) per common share......................                     $      (0.10)
                                                                             ------------
                                                                             ------------
Number of common shares used in per share computations..                           49,564 (r)
                                                                             ------------
                                                                             ------------

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                          AS OF SEPTEMBER 30, 1997
                                                ---------------------------------------------------------------------------------
                                                                OTHER         JACOR       NATIONWIDE
                                                             ACQUISITION      OTHER       ACQUISITION                     TOTAL
                                                HISTORICAL    PRO FORMA    ACQUISITIONS   AND RELATED     SAN DIEGO      COMBINED
                                                  JACOR      ADJUSTMENTS    PRO FORMA     FINANCING      DISPOSITION     PRO FORMA
                                                ----------  -------------  ------------  ------------  -------------   -----------

Current Assets
  Cash and cash equivalents.................... $   18,779                  $   18,779                                 $  18,779
  Accounts receivable..........................    118,500                     118,500                                   118,500
  Prepaid expenses and other current assets....     32,417                      32,417                                    32,417
                                                ----------  -------------  ------------  ------------  -------------  -----------
      Total current assets.....................    169,696                                                               169,696
Property and equipment.........................    175,567  $  20,050 (l)      195,617    $   28,000(o)$   (2,000)(q)    221,617
Intangible assets..............................  2,003,526    183,925 (l)    2,185,551       604,000(o)   (63,000)(q)  2,728,451
Other assets...................................     57,743    (26,225)(m)       31,518                                    31,518
                                                ----------  -------------  ------------  ------------  -------------  -----------
      Total assets............................. $2,406,532  $ 177,750      $ 2,584,282   $   632,000   $  (65,000)    $3,151,282
                                                ----------  -------------  ------------  ------------  -------------  -----------
                                                ----------  -------------  ------------  ------------  -------------  -----------
Current liabilities:
  Accounts payable, accrued expenses and other
    current liabilities........................ $   86,504                 $    86,504                                $   86,504
  Long-term debt, current portion..............         --
                                                ----------  -------------  ------------  ------------  -------------  -----------
      Total current liabilities................     86,504                      86,504                                    86,504
Long-term debt.................................    834,500  $ 174,000(n)     1,008,500   $   290,000(p) $ (65,000)(p)  1,233,500
Liquid Yield Option Notes......................    123,619                     123,619       150,000(p)                  273,619
Other liabilities..............................    114,927      3,750(l)       118,677                                   118,677
Deferred tax liability.........................    334,549                     334,549                                   334,549
Shareholders' equity:
  Common stock.................................        455                         455            40(p)                      495
  Additional paid-in capital...................    860,530                     860,530       191,960(p)                1,052,490
  Common stock warrants........................     31,500                      31,500                                    31,500
  Retained earnings............................     19,948                      19,948                                    19,948
                                                ----------  -------------  ------------  ------------  -------------  -----------
      Total shareholders' equity...............    912,433                     912,433       192,000                   1,104,433
                                                ----------  -------------  ------------  ------------  -------------  -----------
      Total liabilities and shareholders'
       equity.................................. $2,406,532  $ 177,750      $ 2,584,282   $   632,000   $  (65,000)   $3,151,282
                                                ----------  -------------  ------------  ------------  ------------- -----------
                                                ----------  -------------  ------------  ------------  ------------- -----------


 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Jacor Communications, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (in thousands)


(a) These adjustments reflect additional revenues and expenses related to the following acquisitions for periods prior to the dates of acquisition, and other individually immaterial acquisitions completed during 1996 and 1997 and pending as of September 30, 1997:


                                         Nine Months Ended September 30, 1997
                                         ------------------------------------
                                                  Broadcast
                                        Net       Operating   Depreciation and
                                        Revenue   Expenses    Amortization
                                        -------   --------    ------------
Regent (February 1997)                             $   233      $ 1,061
Premiere (June 1997)                    $14,130      9,276        4,347
Radio Active Media (April 1997)          11,191      7,484        3,834
Multiverse (October 1997)                11,445      4,179        6,589
Other (various)                          34,206     26,352        7,532
                                        -------    -------      -------
     Total                              $70,972    $47,524      $23,363
                                        -------    -------      -------
                                        -------    -------      -------

                                                  Year Ended December 31, 1996
                                                  ----------------------------
                                                  Broadcast                      General
                                        Net       Operating   Depreciation and   and
                                        Revenue   Expenses    Amortization       Administrative
                                        -------   --------    ------------       --------------
Noble (February and July 1996)         $ 10,721   $  8,872      $ 2,665
Citicasters (September 1996)            101,806     58,543       21,913          $  1,479
Gannett (December 1996)                   2,503      6,828         --
Regent (February 1997)                   33,797     26,447        6,369
Premiere (June 1997)                     31,678     22,465        9,486
Radio Active Media (April 1997)          47,357     32,144       15,336
Multiverse (October 1997)                 7,444      2,832        8,786
Other (various)                          99,903     77,499       15,315
                                       --------   --------      -------            ------
     Total                             $335,209   $235,630      $79,870            $1,479
                                       --------   --------      -------            ------
                                       --------   --------      -------            ------

(b) The adjustment represents additional interest expense associated with Jacor's borrowings under the Credit Facility and the issuance of various debt securities in 1996 and 1997 to finance in part the acquisitions. The weighted average interest rate of 7.3% is based on the proforma capitalization of Jacor as of September 30, 1997, prior to the acquisition of Nationwide and the related financings. The assumed interest rate on the Credit Facility borrowings is 6.5%

(c) Adjustments represent miscellaneous income generated primarily by Premiere for periods prior to acquisition.

(d) To provide for the tax effect of pro forma adjustments. The acquisition adjustments described in Note (a) include non-deductible goodwill amortization estimated to be approximately $1,350 for the nine months ended September 30, 1997 and $7,600 for the year ended December 31, 1996.

(e) The adjustments for the year ended December 31, 1996 represent additional revenues and expenses related to Nationwide's acquisitions of radio stations in the Dallas, Houston, Phoenix, San Diego, Minneapolis and Cleveland markets. These adjustment amounts are net of stations divested in the Las Vegas, Orlando and Seattle markets.

The adjustments for the nine months ended September 30, 1997 represent additional revenues and expenses related primarily to Nationwide's acquisitions of radio stations in the Dallas, Phoenix and San Diego markets. Nationwide has operated a majority of the stations acquired in 1997 under local marketing agreements since January 1, therefore a significant amount of the revenues and operating expenses related to these stations are included in Nationwide's historical financial statements for the nine months ended September 30, 1997.

(f) The adjustments represent elimination of Nationwide's gain on the sale and exchange of certain radio stations in 1996 and 1997.

(g) To provide for the tax effect of Nationwide's pro forma adjustments relating to their acquisitions and divestitures at statutory rates.

(h) The adjustments represent revenue and expense elimination from the planned divestitures of Nationwide's San Diego stations and projected expense savings of $13,707 and $10,476 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. Expense savings will result from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations in certain markets, changes in compensation and benefit plan structures to conform with Jacor's and the elimination of Nationwide's corporate office function. Estimated savings are as follows:

                                              1996         1997
                                              ----         ----
Corporate general and administrative        $ 3,282       $ 2,657
Benefit plan expenses                         2,850         2,138
Commissions                                     675           506
Promotion and programming                     2,500         1,875
Personnel reductions                          3,200         2,400
Other                                         1,200           900
                                            -------       -------
 Total                                      $13,707       $10,476
                                            -------       -------
                                            -------       -------

(i) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values.

(j) The adjustment reflects additional interest expense related to additional borrowings under the credit facility and the 1998 debt offerings to finance, in part, the Acquisition of Nationwide's radio stations. See Note (p) for description of related financings.

(k) To provide for the tax effect of pro forma adjustments.

(l) The adjustment represents the allocation of Jacor's purchase price, for other individually immaterial acquisitions pending as of September 30, 1997, to the estimated fair value of the assets acquired and certain liabilities assumed.

(m) The adjustment represents the application of previously funded escrow deposits to the purchase price of the other acquisitions described in note l.

(n) The adjustment represents incremental credit facility borrowings required to finance Jacor's other acquisitions.

(o) The adjustment represents the allocation of Jacor's purchase price of Nationwide to the estimated fair value of the assets acquired and the recording of goodwill associated with the acquisition.

(p) The adjustment represents the assumed net proceeds from the common stock offering, the liquid yield option notes (LYON's) offering, the subordinated notes offering and incremental credit facility borrowings to finance the acquisition of Nationwide's radio stations.

Common stock proceeds                                 $192,000
Notes offering                                         100,000
LYONs                                                  150,000
Net credit facility borrowings                         125,000
                                                      --------
 Total                                                $567,000
                                                      --------
                                                      --------

The net credit facility borrowings assumes Jacor divests the San Diego stations for cash proceeds of $65 million.

(q) Upon completion of the Nationwide acquisition, Jacor's radio station ownership in the San Diego market would exceed the Federal Communications Commission ownership limitation in that market. Jacor plans to divest the Nationwide radio stations currently operating in the market. The sale price is management's estimate based on current available information.

(r) The pro forma weighted average shares outstanding includes all shares outstanding as of September 30, 1997 and the shares to be issued in the 1998 common stock offering. The pro forma weighted average shares of Jacor do not reflect any outstanding options and warrants as they are antidilutive. The LYON's are not common stock equivalents and are therefore, excluded from the computations.

     (c)  Exhibits

          2.1 Agreement of Sale dated December 19, 1997 by and between Nationwide Mutual Insurance Company, Employers Insurance of Wausau, Nationwide Communications Inc., San Diego Lotus Corp., The Beak and Wire Corporation, Citicasters Co. and Jacor Communications Company (omitting schedules and exhibits not deemed material).*

          23.1  Consent of Coopers & Lybrand L.L.P.

          23.2  Consent of Ernst & Young LLP

          23.3  Consent of William T. Ogden, Inc.

          23.4  Consent of KPMG Peat Marwick LLP

          99.1 Press Release dated October 13, 1997 *

          99.2 Press Release dated October 23, 1997*

          99.3 Press Release dated October 27, 1997*

*    Previously filed.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JACOR COMMUNICATIONS, INC.



January 20, 1998               By:  /s/ Jon M. Berry
                                   ---------------------------------------------
                                   Jon M. Berry, Senior Vice President and
                                   Treasurer


                                          4